United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(131,943,094)
Realized Trading Gain (Loss) on Swaps	(25,191,321)
Unrealized Gain (Loss) on Market Value of Futures	63,044,728
Unrealized Gain (Loss) on Market Value of Swaps	11,271,306
Dividend Income	16,361
Interest Income	28,719
ETF Transaction Fees	16,000
Total Income (Loss)	$(82,757,301)

Expenses
General Partner Management Fees	$585,419
Brokerage Commissions	242,370
Tax Reporting Fees	129,053
NYMEX License Fee	15,022
Audit Fees	13,589
Non-interested Directors' Fees and Expenses	9,699
Prepaid Insurance Expense	5,009
Legal Fees	627
Total Expenses	$1,000,788
Net Income (Loss)	$(83,758,089)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/12	$1,155,133,618
Additions (11,100,000 Units)	213,650,316
Withdrawals (5,100,000 Units)	(98,753,189)
Net Income (Loss)	(83,758,089)

Net Asset Value End of Month	$1,186,272,656
Net Asset Value Per Unit (62,866,476 Units)	$18.87

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612